EXHIBIT 99.1

SPLASH BEVERAGE GROUP PARTNERS WITH VETERAN CANNABINOID DRUG-DEVELOPMENT TEAM TO ADVANCE CANNEPIL® THROUGH FDA VETERINARY PATHWAY

Collaboration with Lupvindol Biosciences will initially target companion-animal oncology and chronic pain management

Splash retains ownership of resulting data, intellectual property and commercialization rights

FORT LAUDERDALE, Fla., August 5, 2026 — Splash Beverage Group, Inc. (NYSE American: SBEV) (“Splash” or the “Company”) today announced that it has entered into a strategic development and collaboration agreement with Lupvindol Biosciences Ltd. to advance CannEpil® as a potential FDA-regulated veterinary pharmaceutical product for companion-animal oncology and chronic pain management.

The milestone-driven program is designed to advance CannEpil through the U.S. Food and Drug Administration’s Center for Veterinary Medicine, beginning with the Investigational New Animal Drug (“INAD”) process and progressing toward potential conditional approval pursuant to Section 571 of the Federal Food, Drug, and Cosmetic Act (“Conditional Approval”). Canine applications are expected to represent the initial development focus.

Lupvindol will lead the scientific, product-development and FDA regulatory activities, including preparation of the INAD submission, development of an FDA-acceptable product development plan, study design and oversight, regulatory correspondence and preparation of a potential Conditional Approval submission.

Splash will provide milestone-based funding and lead commercialization strategy, strategic partnering and capital-markets activities. Importantly, Splash will own the medical technology, study data, regulatory submissions and foreground intellectual property generated through the collaboration and will retain control over future licensing and commercialization decisions.

“This collaboration converts our expanded CannEpil rights into a defined and capital-efficient FDA development program,” said Brady Cobb, Interim Chief Executive Officer of Splash Beverage Group. “Our objective is to build a differentiated cannabinoid health sciences platform by pairing high-quality intellectual property with experienced scientific leadership, disciplined regulatory execution and global commercial capabilities.”

“The Lupvindol team has helped advance cannabinoid medicines from development through FDA approval and commercialization. By combining that experience with Splash’s exclusive global CannEpil rights, we believe we have assembled the assets and leadership necessary to pursue a significant opportunity in companion-animal health while preserving Splash’s ownership of the value created through the program.”

EXPERIENCED CANNABINOID PHARMACEUTICAL LEADERSHIP

The program will be led by Hunter Land, Ph.D., Chief Executive Officer of Lupvindol Biosciences, a pharmaceutical research and development executive with more than two decades of experience across multiple therapeutic areas.

Dr. Land was GW Pharmaceuticals’ first full-time U.S. research and development employee and played an important role in the development of Epidiolex®, the first FDA-approved plant-derived cannabinoid medicine, as well as Sativex®. His experience includes cannabinoid pharmaceutical development, clinical protocol design, regulatory strategy and commercialization planning.

The broader Lupvindol team brings experience in FDA regulatory pathways, cannabinoid science, preclinical and clinical study design, product development and commercialization.

“Having participated in the development of Epidiolex®, I have seen firsthand how rigorous science, disciplined execution and thoughtful regulatory engagement can transform cannabinoid research into approved pharmaceutical products,” said Dr. Land.

“CannEpil represents a differentiated pharmaceutical cannabinoid platform that we believe warrants evaluation through the FDA’s veterinary regulatory framework. Our team looks forward to working with Splash to generate the scientific and clinical evidence required to support potential approval and commercialization in companion-animal oncology and chronic pain management.”

CAPITAL-EFFICIENT DEVELOPMENT MODEL

The agreement aligns Splash’s investment with measurable regulatory progress through an initial payment followed by milestone payments tied to opening the INAD, completing the product development plan, advancing FDA submissions and achieving Conditional Approval or an earlier licensing transaction.

Lupvindol will absorb the annual FDA sponsor fee through Conditional Approval, unless the parties agree to transfer sponsorship. Splash will fund any FDA-required pilot study subject to an agreed development plan and contractual funding cap.

Following a designated FDA submission milestone, Splash will evaluate regulatory feedback, remaining development requirements and interest from potential animal-health pharmaceutical partners before determining the next phase of the program.

Splash will retain lead responsibility for commercialization and may elect to partner with an established animal-health pharmaceutical company or pursue direct commercialization based on the regulatory and commercial data available at that time.

For additional information regarding the collaboration agreement, including an overview of material terms and a copy of the agreement as an exhibit, investors should review the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2026.

The Company licenses CannEpil from Argent Biopharma Limited pursuant to an Exclusive License Agreement dated July 6, 2026, as amended on July 27, 2026.

COMPANION-ANIMAL HEALTH OPPORTUNITY

The global veterinary pain-management market was valued at approximately $2.6 billion in 2024 and is projected to reach approximately $3.8 billion by 2030. Companion-animal oncology also represents a significant unmet need. The Veterinary Cancer Society estimates that one in four dogs will develop cancer, while the National Cancer Institute estimates approximately six million new canine cancer diagnoses annually in the United States.

“Splash is executing a disciplined strategy to build a diversified cannabinoid health sciences platform by commercializing existing international pharmaceutical assets, advancing FDA-regulated veterinary and human therapeutics, and developing innovative cannabinoid consumer wellness and beverage brands for global markets,” Cobb said.

“We have secured the asset, expanded its licensed field and now engaged an experienced cannabinoid drug-development team to execute the veterinary program. Our focus is achieving measurable regulatory and commercial milestones.”

CannEpil has not been approved by the FDA for veterinary use. The indications, study designs, regulatory requirements, costs and development timeline will be determined through engagement with the FDA. There can be no assurance that CannEpil will receive Conditional Approval, full approval or any other regulatory authorization.

About Lupvindol Biosciences Ltd.

Lupvindol Biosciences Ltd. is a pharmaceutical and bioscience development company with expertise in cannabinoid-based therapeutics and U.S. FDA regulatory pathways. The company is led by Hunter Land, Ph.D., whose experience includes participation in the development of Epidiolex® and Sativex® at GW Pharmaceuticals.

About CannEpil®

CannEpil® is a proprietary pharmaceutical-grade formulation comprising cannabidiol and tetrahydrocannabinol isolates in a liquid solution manufactured under European Union Good Manufacturing Practice standards. CannEpil was originally developed for drug-resistant epilepsy in humans and has previously been made accessible through certain physician-directed and special-access pathways outside the United States.

About Splash Beverage Group, Inc.

About Splash Beverage Group, Inc.

Splash Beverage Group, Inc. (NYSE American: SBEV) is a publicly traded company headquartered in Fort Lauderdale, Florida. The Company is pursuing a strategic transformation toward becoming a cannabinoid health, wellness, and biopharmaceutical platform through disciplined capital allocation, strategic investments, acquisitions, and other platform-building initiatives.

More Information

Splash Beverage Group

Contact Information

Splash Beverage Group
Info@SplashBeverageGroup.com

Media Contact

Angela Gorman
AMWPR
angela@amwpr.com
917-348-0083

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding CannEpil’s veterinary development; potential oncology and chronic pain indications; the INAD and Conditional Approval processes; anticipated studies, FDA interactions and regulatory submissions; potential licensing and commercialization arrangements; and Splash’s broader business strategy.

Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including Splash’s ability to raise the necessary capital to finance the program, satisfy its contractual obligations including our ability to maintain the license under the license agreement for the CannEpil product on which the collaboration described herein depends, complete required studies, establish product safety and efficacy, obtain regulatory authorization, protect intellectual property and the risk that competitors market the same or similar products, and execute commercialization or strategic-partnering arrangements, and the risk that that the market or demand for any resulting product we seek to commercialize in the future could be less than expected or projected. There can be no assurance that an INAD will be opened, any development milestone will be achieved, CannEpil will receive regulatory approval or any initiative will generate revenue.

Additional risks are described in Splash’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 and the Final Prospectus on Form 424B3 filed on June 26, 2026. Splash undertakes no obligation to update forward-looking statements except as required by law.